UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)			November 13, 2019

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-18059		04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

121 Seaport Boulevard	Boston	Massachusetts	02210
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)		(781)	370-5000

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On November 13, 2019, PTC Inc. entered into Amendment No. 1 dated as of November 13, 2019 to the Second Amended and Restated Credit Agreement dated as of September 13, 2018 with JPMorgan Chase Bank, N.A., as Administrative Agent (the “Amendment”), which amends the existing Second Amended and Restated Credit Agreement dated as of September 13, 2018, with JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, the “Credit Agreement”).
The Amendment increases the secured multi-currency bank credit facility with a syndicate of banks from $700 million to $1.0 billion, which amount may be increased by up to an additional $500 million in the aggregate if the existing or additional lenders are willing to make such increased commitments. No other substantive terms of the Credit Agreement were changed.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10 hereto.

Section 2 - Financial Information

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 above is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

10	Amendment No. 1 dated November 13, 2019 to Credit Agreement dated as of September 13, 2018 by and among PTC Inc., JP Morgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: November 13, 2019	By:	/s/ Kristian Talvitie
Kristian Talvitie
Executive Vice President, Chief Financial Officer